Exhibit 24.2

Nissan Auto Receivables Corporation II

One Nissan Way

Franklin, TN 37067

December 14, 2015

I, David M. Lundeen, am Assistant Secretary of Nissan Auto Receivables Corporation II (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of directors of the Company on February 5, 2015, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ David M. Lundeen
Name: David M. Lundeen
Title: Assistant Secretary

I, Alan R. Hunn, as Secretary of the Company, certify that David M. Lundeen is the duly elected and qualified Assistant Secretary of the Company and that the signature above is his signature.

EXECUTED as of December 14, 2015

/s/ Alan R. Hunn
Name: Alan R. Hunn
Title: Secretary

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NOW, THEREFORE, IT IS HEREBY RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to prepare and file, or cause to be prepared and filed, with the Commission one or more Registration Statements with respect to the Securities under the Securities Act of 1933, as amended, with such changes and additions thereto as such officers, or any of them, shall approve, such officers’ execution thereof to be conclusive evidence of their approval and of the approval of this Board of Directors, and any amendments (including post-effective amendments) or supplements thereto, together with all documents required as exhibits to said Registration Statement or Statements, or any amendments or supplements thereto;

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RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized to prepare, or cause to be prepared, all necessary or appropriate documents, including agreements, for the purposes described in the Registration Statement and any further amendments (including post-effective amendments) or supplements to the Registration Statement containing terms and conditions consistent with the descriptions contained in the Registration Statement and any further amendments (including post-effective amendments) or supplements thereto, together with all documents required as exhibits to said Registration Statement, or any amendments or supplements thereto;

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WHEREAS, it is deemed to be in the best interests of the Corporation and its stockholder to allow the officers of the Corporation to delegate the authority set forth in these resolutions to such other employees or agents of the Corporation as such officers may from time to time designate.

NOW, THEREFORE, IT IS HEREBY RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and instructed, from time to time as they, or any of them, shall deem necessary or appropriate, to designate or change the designation of the employee or employees and agent or agents of the Corporation who are authorized to take any actions authorized to be performed by the officers of the Corporation pursuant to these resolutions, and in so doing, to act in the capacity of such officers, and to revoke any such designations.